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                                 Exhibit (5)(e)

                               ADVISORY AGREEMENT


       ADVISORY AGREEMENT made as of October 18, 2000 by and between STATE STREET RESEARCH & MANAGEMENT COMPANY, a corporation organized under the laws of Delaware having its principal place of business in Boston, Massachusetts (the "Manager"), and STATE STREET RESEARCH SECURITIES TRUST, a Massachusetts business trust having its principal place of business in Boston, Massachusetts (the "Trust").

       WHEREAS, the Trust is engaged in business as an open-end management investment company and is registered as such under the Investment Company Act of 1940, as amended (the "1940 Act"); and

       WHEREAS, the Manager is engaged principally in the business of rendering investment management services and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended; and

       WHEREAS, the Trust is authorized to issue shares of beneficial interest in separate series with each such series representing interests in a separate portfolio of securities and other assets; and

       WHEREAS, the Trust currently has series known as State Street Research Strategic Income Fund, State Street Research Legacy Fund and State Street Research Galileo Fund, to which this Agreement does NOT apply; and

       WHEREAS, the Trust has established series known as State Street Research Concentrated Large-Cap Value Fund and State Street Research Tax-Managed Small-Cap Fund, such series (each referred to as the "Initial Fund"), together with all other series subsequently established by the Trust with respect to which the Manager renders management and investment advisory services pursuant to the terms of this Agreement, being herein collectively referred to as the "Funds" and individually as a "Fund";

       NOW, THEREFORE, WITNESSETH: That it is hereby agreed between the parties hereto as follows:

       1.     APPOINTMENT OF MANAGER.

              (a) INITIAL FUND. The Trust hereby appoints the Manager to act as manager and investment adviser to the Fund for the period and on the terms herein set forth. The Manager accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

              (b) ADDITIONAL FUNDS. In the event that the Trust establishes one or more series of shares other than the Initial Fund with respect to which it desires to retain the Manager to render management and investment advisory services hereunder, it shall so

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       notify the Manager in writing, indicating the advisory fee to be payable with respect to the additional series of shares. If the Manager is willing to render such services, it shall so notify the Trust in writing, whereupon such series of shares shall become a Fund hereunder. In such event a writing signed by both the Trust and the Manager shall be annexed hereto as a part hereof indicating that such additional series of shares has become a Fund hereunder and reflecting the agreed upon fee schedule for such Fund to the extent the provisions of Section 4 shall not apply with respect thereto.

       2.     DUTIES OF MANAGER.

              (a) INVESTMENT PROGRAM. The Manager shall (i) furnish continuously an investment program for each Fund, (ii) determine (subject to the overall supervision and review of the Board of Trustees of the Trust) what investments shall be purchased, held, sold or exchanged by each Fund and what portion, if any, of the assets of each Fund shall be held uninvested, (iii) make changes on behalf of the Trust in the investments of each Fund and (iv) place all orders for the purchase and sale of portfolio securities for the account of each Fund with brokers or dealers selected by the Manager. The Manager's services shall be subject always to the control of the Board of Trustees of the Trust and to the provisions of the Master Trust Agreement and By-Laws of the Trust, as amended, and the Prospectuses of the Trust as from time to time amended and in effect and the 1940 Act. Subject to the foregoing, the Manager shall have the authority to engage one or more sub-advisers in connection with the management of the Funds, which sub-advisers may be affiliates of the Manager.

              (b)    INVESTMENT ADMINISTRATION

                     1. INVESTMENT REVIEW. The Manager shall provide investment expertise and input for use in the preparation by the Trust of prospectuses and other parts of the Trust's registration statements and in shareholder and other reports required by law. The Manager shall also provide investment reviews and make presentations on investment matters to the Board of Trustees as requested.

                     2. PORTFOLIO MANAGEMENT SYSTEM. The manager shall maintain accounts for the Trust on the Manger's portfolio management system and provide financial and portfolio information for use in the preparation by the Trust of the Trust's registration statements, required reports and reports to the Trustees.

                     3. SERVICES OF PERSONNEL. The Manager shall provide executive and administrative personnel to supervise the administration of the Fund. These services are exclusive of the bookkeeping and accounting services of any dividend disbursing agent, transfer agent, registrar or custodian. The Manager shall compensate all personnel, officers and Trustees of the Trust if such persons are also employees of the Manager or its affiliates, provided that certain compensation costs may be reimbursed to the manager as set forth under paragraph 2 (c) below).

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              (c)    OTHER ASSISTANCE AND SERVICES. The Manager shall also
       provide assistance and services in connection with the following items, subject to reimbursement of all related costs as provided in paragraph 3 below:

                     (1) registering and maintaining registrations of the Fund and of its shares with the Securities and Exchange Commission and various states and other jurisdictions, and preparation of any notice and other filings with respect to the Fund or its shares;

                     (2) shareholders' and Trustees' meetings, including meetings of committees;

                     (3) preparing, publishing, printing and mailing proxy statements, quarterly reports, semiannual reports, annual reports, prospectuses and other communications to existing shareholders (but not for prospectuses and literature used for promotional purposes);

                     (4) legal counseling in connection with matters relating to the Trust, including without limitation, the Trust's legal and financial structure and relations with its shareholders, issuance of shares of the Trust, and registration, qualification and submission of notice filings for securities under federal, state and other laws;

                     (5) preparation and filing of the Trust's or Fund's income, property or other tax returns or documents, and assistance with related audits and similar matters involving any federal, state, foreign or other tax authorities; and

                     (6) arranging for and maintaining a bond, issued by a reputable insurance company, against larceny and embezzlement covering each officer and employee of the Trust and/or the Manager who may singly or jointly with others have access to funds or securities of the Trust, with direct or indirect authority to draw upon such funds or to direct generally the disposition of such funds (provided that if a joint bond covering the series of the Trust and other parties is obtained, the Fund shall only be charged for its proportionate allocation of the premium as determined in accordance with Rule 17g-1 under the 1940 Act and approved by the Board of Trustees).

       3.     ALLOCATION OF EXPENSE.

              The Trust shall reimburse the Manager for the use of the Manager's personnel, equipment, facilities and office space in providing the assistance and services described in paragraph 2 (c) above.


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              The Trust assumes and shall pay all expenses for all other Trust operations and activities, including the expenses set forth below (it being understood that the Trust shall allocate expenses between or among its Funds to the extent contemplated by its Master Trust Agreement):

              (a) all expenses of organizing a Fund;

              (b) the charges and expenses of any registrar, share transfer or dividend disbursing agent, shareholder servicing agent, custodian, or depository appointed by the Trust for the safekeeping of the Fund's cash, portfolio securities and other property, including the costs of servicing shareholder investment accounts and bookkeeping, accounting and pricing services;

              (c) the charges and expenses of auditors;

              (d) brokerage commissions and other costs incurred in connection with transactions in the portfolio securities of the Fund, including any portion of such commissions attributable to brokerage and research services as defined in Section 28(e) of the Exchange Act;

              (e) taxes, including issuance and transfer taxes and registration, filing or other fees payable by the Trust to federal, state or other governmental agencies;

              (f) expenses, including the cost of printing certificates, relating to the issuance of shares of the Fund;

              (g) expenses involved in registering and maintaining registrations of the Trust and of its shares with the Securities and Exchange Commission and various states and other jurisdictions and submission of any notice and other filings with respect to the Fund or its shares;

              (h) expenses related to the redemption of shares of the Fund, including expenses attributable to any program of periodic redemption;

              (i) expenses of shareholders' and Trustees' meetings, including meetings of committees;

              (j) expenses of preparing, printing and mailing proxy statements, shareholder reports, prospectuses and other communications to existing shareholders (but not expenses of printing and mailing of prospectuses and literature used for promotional purposes);

              (k) compensation and expenses of Trustees who are not "interested persons" within the meaning of the 1940 Act;


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              (l) expense of maintaining shareholder accounts and furnishing, or causing to be furnished, to each shareholder a statement of his account, including the expense of mailing;

              (m) charges and expenses of legal counsel in connection with matters relating to the Trust;

              (n) the cost and expense of maintaining the books and records of the Trust, including general ledger accounting;

              (o) insurance premiums on fidelity, errors and omissions and other coverages including the expense of obtaining and maintaining a fidelity bond as required by Section 17(g) of the 1940 Act;

              (p) interest payable on Fund borrowings; and

              (q) such other nonrecurring expenses of the Fund as may arise, including expenses of actions, suits, or proceedings to which the Trust is a party and expenses resulting from the legal obligation which the Trust may have to provide indemnity with respect thereto.

       4.     ADVISORY FEE.

              For the services that may be provided by the Manager as set forth in paragraphs 2(a) and 2(b) above, the Trust agrees that the Initial Funds shall pay to the Manager a monthly fee as soon as practical after the last day of each calendar month, which fee shall be paid at a rate equal to (a) eighty five one hundredths of one percent (0.85%) for the Concentrated Large-Cap Value Fund, and (b) eighty five one hundredths of one percent (0.85%) for the Tax-Managed Small-Cap Fund on an annual basis of the average daily net asset value of the Fund for such calendar month, commencing as of the date on which this Agreement becomes effective with respect to such Fund.

              In the case of commencement or termination of this Agreement with respect to the Fund during any calendar month, the fee for that month shall be reduced proportionately based upon the number of calendar days during which this Agreement is in effect with respect to the Fund, and the fee shall be computed based upon the average daily net asset value of the Fund during such period.

       5.     RELATIONS WITH TRUST.

              Subject to and in accordance with the Master Trust Agreement and By-Laws of the Trust and the Certificate of Incorporation and By-Laws of the Manager, it is understood that Trustees, officers, agents and shareholders of the Trust are or may be interested in the Manager (or any successor thereof) as directors, officers or otherwise,


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       that directors, officers, agents and shareholders of the Manager (or any successor thereof) are or may be interested in the Trust as Trustees, officers, agents, shareholders or otherwise, that the Manager (or any such successor thereof) is or may be interested in the Trust as a shareholder or otherwise and that the effect of any such adverse interests shall be governed by said Master Trust Agreement, Certificate of Incorporation and By-Laws.

       6.     LIABILITY OF MANAGER.

              The Manager shall not be liable to the Trust for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the matters to which this Agreement relates; provided, however, that no provision of this Agreement shall be deemed to protect the Manager against any liability to the Trust or its shareholders to which it might otherwise be subject by reason of any willful misfeasance, bad faith or gross negligence in the performance of its duties or the reckless disregard of its obligations and duties under this Agreement, nor shall any provision hereof be deemed to protect any Trustee or officer of the Trust against any such liability to which he might otherwise be subject by reason of any willful misfeasance, bad faith or gross negligence in the performance of his duties or the reckless disregard of his obligations and duties. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

       7.     DURATION AND TERMINATION OF THIS AGREEMENT.

              (a) DURATION. This Agreement shall become effective with respect to the Fund on the later of (i) the date on which a Registration Statement with respect to the shares of the Fund under the Securities Act of 1933, as amended, is first declared effective by the Securities and Exchange Commission or (ii) the date on which the Fund commences operations or offering its shares to the public. Unless terminated as herein provided, this Agreement shall remain in full force and effect with respect to the Fund until the date which is two years after the effective date of this Agreement with respect to the Fund and, with respect to each additional Fund, for two years from the date on which such Fund becomes a Fund hereunder. Subsequent to such initial period of effectiveness this Agreement shall continue in full force and effect, subject to Section 7(c), for successive one-year periods with respect to the Fund so long as such continuance with respect to the Fund is approved at least annually (a) by either the Trustees of the Trust or by vote of a majority of the outstanding voting securities (as defined in the 1940
       Act) of the Fund, and (b) in either event, by the vote of a majority of the Trustees of the Trust who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval.

              (b) AMENDMENT. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Agreement shall be effective with respect to the Fund until approved by vote of the holders of a majority of the Fund's outstanding voting securities


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       (as defined in the 1940 Act) if such a vote is required under the 1940
       Act for such amendment.

                     No shareholder vote shall be required for any amendments to the Agreement for which the Securities and Exchange Commission or its staff has indicated that no shareholder vote is necessary, as for example, in the case of a decrease in the advisory fee under the Agreement.

              (c) TERMINATION. This Agreement may be terminated at any time with respect to any Fund, without payment of any penalty, by vote of the Trustees or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund, or by the Manager, in each case on sixty (60) days' prior written notice to the other party.

              (d) AUTOMATIC TERMINATION. This Agreement shall automatically and immediately terminate in the event of its assignment (as defined in the 1940 Act).

       8.     SERVICES NOT EXCLUSIVE.

              The services of the Manager to the Trust hereunder are not to be deemed exclusive, and the Manager shall be free to render similar services to others so long as its services hereunder are not impaired thereby.

       9.     NAME OF TRUST.

              It is understood that the phrase "State Street Research" and any logos associated with that name are the valuable property of State Street Research & Management Company, the Manager, and that the Trust has the right to include such phrase as a part of its name and the name of the Funds only so long as this Agreement shall continue. Upon termination of this Agreement the Trust shall forthwith cease to use such phrase and logos.

       10.    NOTICES.

              Notices under this Agreement shall be in writing and shall be addressed, and delivered or mailed postage prepaid, to the other party at such address as such other party may designate from time to time for the receipt of such notices. Until further notice to the other party, the address of each party to this Agreement for this purpose shall be One Financial Center, Boston, Massachusetts 02111.

       11.    GOVERNING LAW; COUNTERPARTS.

              This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.


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       12.    LIMITATION OF LIABILITY.

              The term "State Street Research Securities Trust" means and refers to the Trustees from time to time serving under the Master Trust Agreement of the Trust dated January 25, 1994, as the same may subsequently hereto have been, or subsequently hereto may be, amended. It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, assistant officers, agents or employees of the Trust as individuals or personally, but shall bind only the trust property of the Trust, as provided in the Master Trust Agreement of the Trust. The execution and delivery of this Agreement have been authorized by the Trustees of the Trust and signed by a duly authorized officer or assistant officer of the Trust, acting as such, and neither such authorization nor such execution and delivery shall be deemed to have been made individually or to impose any personal liability, but shall bind only the trust property of the Trust as provided in its Master Trust Agreement. The Master Trust Agreement of the Trust provides, and it is expressly agreed, that each Fund of the Trust shall be solely and exclusively responsible for the payment of its debts, liabilities and obligations, and that no other Fund shall be responsible for the same.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above.


STATE STREET RESEARCH &                     STATE STREET RESEARCH
MANAGEMENT COMPANY                          SECURITIES TRUST


/s/ James M. Weiss                          /s/ Douglas A. Romich
------------------------------------        ------------------------------------
James M. Weiss                              Douglas A. Romich
Executive Vice President                    Assistant Treasurer


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